UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2008

MEDIA GENERAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Commonwealth of Virginia	1-6383	54-0850433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 E. Franklin St. Richmond, VA	23219
(Address of Principal Executive Offices)	(Zip Code)

(804) 649-6000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 2, 2008, Media General, Inc. (the “Company”) received a notice from NYSE Regulation, Inc. that the Company is deficient in meeting the requirements of Section 303A.07(a) of the NYSE Listed Company Manual because it does not currently have three independent members on the audit committee of its board of directors. This deficiency developed because one of the Company’s three audit committee members was not reelected as a director at the annual meeting of stockholders held on April 24, 2008. The Company’s board of directors intends to elect an eligible director as a member of the audit committee before the end of June 2008. Upon electing an eligible director to the audit committee, the Company will regain compliance with Section 303A.07(a). The Company does not believe that the temporary absence of a third audit committee member has had or will have any material impact on the functioning of the audit committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2008

MEDIA GENERAL, INC. (Registrant)

By:	/s/ John A. Schauss
Name:	John A. Schauss
Title:	Vice President – Finance and Chief Financial Officer